EXHIBIT 10.3

LEASE AND RENTAL ASSIGNMENT

     THAT THIS ASSIGNMENT made as of the 27th day of June, 2005, by MITCHAM INDUSTRIES, INC., a Texas corporation, whose address is P. O. Box 1175, Huntsville, Texas 77342-1175, (hereinafter referred to as “Assignor,”), to First Victoria National Bank, a national banking corporation with offices located at 101 South Main, Victoria, Texas 77901 (hereinafter referred to as “Assignee”), as follows:

W I T N E S S E T H:

     THAT Assignor, for good and valuable consideration, the receipt of which is hereby acknowledged, hereby grants, transfers and assigns to Assignee all rents, issues and profits from the equipment leases now existing, together with all equipment leases now or hereafter to be made, executed and delivered, whether written or oral, covering all or any equipment now or hereafter acquired by Assignor, and any and all guarantees of said leases (collectively referred to as “leases” or “said leases”).

     THIS ASSIGNMENT is made for the purpose of securing the following:

a.	The payment of the principal sum, interest and indebtedness evidenced by that certain promissory note (“Note”) of even date herewith, and any amendments, extensions, or renewals thereof, in the original principal sum of $12,500,000.00, executed by Mitcham Industries, Inc., and payable to the order of First Victoria National Bank, at Victoria, in Victoria County, Texas, secured by a Security Agreement and Loan Agreement, of even date herewith, executed by the said Mitcham Industries, Inc., for the benefit of said First Victoria National Bank; and

b.	Payment of all other sums with interest thereon becoming due and payable to Assignee under the provisions of this Assignment or of said Note, Security Agreement and Loan Agreement.

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c.	The performance and discharge of each and every obligation, covenant and agreement of Assignor contained herein or in said Note, Security Agreement and Loan Agreement; and

d.	Any and all other indebtedness of Assignor to Assignee now or hereafter owing, whether direct or indirect, primary or secondary, fixed or contingent, joint or several, regardless of how evidenced or arising.

     Assignor covenants with Assignee to observe and perform all the obligations imposed upon it as the Lessor under any of said leases and not to do or permit to be done anything to impair the security thereof; not to collect any of the rents, income and profits arising or accruing under said leases or from the equipment of Assignor in advance of the time when the same shall become due; not to execute any other assignment of lessors’ interest in said leases or assignment of rents arising or accruing from said leases or from the equipment of Assignor; not to alter, modify or change said leases without the prior written consent of Assignee, except as in the ordinary course of business; at Assignee’s request to assign and transfer to Assignee any and all subsequent leases upon all or any equipment; and to execute and deliver at the request of Assignee all such further assurances and assignments as Assignee shall from time to time reasonably require.

     THIS ASSIGNMENT is made on the following terms, covenants and conditions:

     1. So long as there shall exist no occurrence of any one of the events of default set forth in the Loan Agreement of even date herewith between Assignor and Assignee by Assignor, Assignor shall have the right to collect at the time of the date provided for the payment thereof, all rents, income and profits arising under said leases or from the equipment described above and to retain, use and enjoy the same.

     2. Upon or at any time after the occurrence of any one of the events of default set forth in the Loan Agreement of even date herewith between Assignor and Assignee, Assignee,

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without in any way waiving such event of default, may at its option, without regard to the adequacy of the security for the said principal sum, interest and indebtedness secured hereby and by said Note, Security Agreement and Loan Agreement, either by a representative or by agent, with or without bringing any action or proceeding or by a receiver appointed by a court, take possession of the equipment of Assignor and have, hold, manage, lease and operate the same on such terms and for such period of time as Assignee may deem proper and exercise any rights or remedies under any of said leases which Assignor would be entitled to exercise in the absence of this Assignment and either with or without taking possession of said equipment in its own name, demand, sue for or otherwise collect and receive all rents, income and profits from said equipment, including those past due and unpaid with full power to make from time to time all alterations, renovations, repairs or replacements thereto or thereof as may seem proper to Assignee and to apply such rents, income and profits to the payment of: (a) all expenses of managing the equipment, including without being limited thereto, the salaries, fees and wages of a managing agent and such other employees as Assignee may deem necessary or desirable and all expenses of operating and maintaining the equipment, including, without being limited thereto, all taxes, charges, claims, assessments, and any other liens and premiums for all insurance which Assignee may deem necessary or desirable and the cost of all alterations, renovations, repairs or replacements, and all expenses incident to taking and retaining possession of the equipment; and (b) the principal sum, interest and indebtedness secured hereby and by said Note, Security Agreement and Loan Agreement, together with all costs and attorney’s fees, in such order or priority as to any of the items mentioned in this Paragraph 2 as Assignee in its sole discretion may determine, any statute, law, custom or use to the contrary notwithstanding. The exercise by Assignee of the option granted it in this Paragraph 2 and the collection of the rents,

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income and profits and the application thereof as herein provided shall not be construed as a waiver of any event of default by Assignor under said Note, Security Agreement and Loan Agreement.

     3. Assignee shall not be liable for any loss sustained by Assignor resulting from Assignee’s failure to lease the equipment after an event of default or from any other act or omission of Assignee in managing the equipment after an event of default. Nor shall Assignee be obligated to perform or discharge nor does Assignee hereby undertake to perform or discharge any liability, duty or obligation under any of said leases or under or by reason of this Assignment and Assignor shall, and does hereby agree, to indemnify Assignee for, and to hold Assignee harmless from, any and all liability, loss or damage which may or might be incurred under said leases or under or by reason of this Assignment and from any and all claims and demands whatsoever which may be asserted against Assignee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in said leases. Should Assignor incur any such liability under said leases or under or by reason of this Assignment or in defense of any such claims or demands, the amount thereof, including costs, expenses and reasonable attorney’s fees, shall be secured hereby and Assignor shall reimburse Assignee therefor immediately upon demand, and upon the failure of Assignor so to do, Assignee may, at its option, declare all sums secured hereby and by said Note, Security Agreement and Loan Agreement, immediately due and payable. And it is further understood that this Assignment shall not operate to place responsibility upon Assignee, nor for the carrying out of any of the terms and conditions of said leases; nor shall it operate to make Assignee responsible or liable for any waste committed on the equipment by the tenants or any other parties, or for any dangerous or defective condition of the equipment, or for any negligence in

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the management, upkeep, repair or control of said equipment resulting in loss or injury or death to any tenant, licensee, employee or stranger.

     4. Upon payment in full of the principal sum, interest and indebtedness secured hereby and by said Note, Security Agreement and Loan Agreement, this Assignment shall become and be void and of no effect, but the affidavit, certificate, letter or statement of any officer, agent or attorney of Assignee showing any part of said principal, interest or indebtedness to remain unpaid shall be and constitute conclusive evidence of the validity, effectiveness and continuing force of this Assignment upon which any person may, and is hereby authorized to, rely. Assignor hereby authorizes and directs the lessees named in said leases or any future leases or use of the equipment described herein upon receipt from Assignee of written notice to the effect that Assignee is then the holder of said Note, Security Agreement and Loan Agreement, and that an event of default exists thereunder or under this assignment, to pay over to Assignee all rents, income and profits arising or accruing under said leases or from the premises described therein or in said Note, Security Agreement and Loan Agreement, and to continue so to do until otherwise notified by Assignee.

     5. Assignee may take or release other security for the payment of said principal sum, interest and indebtedness, may release any party primarily or secondarily liable therefor and may apply any other security held by it to the satisfaction of such principal sum, interest, or indebtedness without prejudice to any of its rights under this Assignment.

     6. The term “leases” or “said leases” as used herein means said leases hereby assigned, any extension or renewal thereof, and any leases subsequently executed during the term of this Assignment covering the equipment of Assignor, or any portion thereof, or any accessions, additions, or repairs thereto or replacements or substitutions therefor.

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     7. Nothing contained in this Assignment and no act done or omitted by Assignee pursuant to the powers and rights granted it hereunder shall be deemed to be a waiver by Assignee of its rights and remedies under said Note, Security Agreement and Loan Agreement, and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by Assignee under the terms of said Note, Security Agreement and Loan Agreement. The right of Assignee to collect said principal sum, interest and indebtedness and to enforce any other security therefor held by it may be exercised by Assignee either prior to, simultaneously with, or subsequent to any action taken by it hereunder.

     8. The Assignor hereby appoints Assignee to be its agent and attorney-in-fact to act for it in the collection of rent and other sums due to Assignor from the said leases described herein and to take any other actions which Assignor would be entitled to take under said leases in the event of default, including the compromise and settlement of any claims or disputes with the lessees thereunder, and the exercise of any remedies thereunder in the event of default, including without limitation, the termination or cancellation of any such lease and the recovery of and possession of any leased equipment in the manner and to the extent deemed necessary by Assignee to protect and preserve its interest in the security of this Assignment. As such agent and attorney-in-fact, Assignee may in the event of default demand, sue for, collect, and receive all rents now due or that shall be at any time after this date become due to Assignor from past, present, or future obligors on said leases. On payment of these rents and other sums due under said leases, as agent and attorney-in-fact, Assignee may give receipts and discharges in full satisfaction of rents in the name of or on behalf of the Assignor. Assignee is not obligated to act by virtue of this power of attorney on behalf of Assignor.

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     THIS ASSIGNMENT, together with the covenants and warranties herein contained shall inure to the benefit of Assignee and any and all subsequent holders of said Note, Security Agreement and Loan Agreement, and shall be binding upon Assignor, their successors and assigns, and any subsequent owner of the above described equipment.

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     WITNESS THE EXECUTION HEREOF as of the date first above written.

MITCHAM INDUSTRIES, INC.

By

BILLY F. MITCHAM, JR. Its: President

THE STATE OF TEXAS                     §

COUNTY OF WALKER                     §

     This instrument was acknowledged before me on                     , 2005, by BILLY F. MITCHAM, JR. as President of MITCHAM INDUSTRIES, INC., on behalf of said corporation.

Notary Public, State of Texas

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